Exhibit 99.1

CONTACT:	Jason Koval (914) 640-4429
FOR IMMEDIATE RELEASE
April 29, 2010
STARWOOD REPORTS FIRST QUARTER 2010 RESULTS
WHITE PLAINS, NY, April 29, 2010 — Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported first quarter 2010 financial results.
First Quarter 2010 Highlights
•	Excluding special items, EPS from continuing operations was $0.13. Including special items, EPS from continuing operations was $0.16.

•	Adjusted EBITDA was $179 million.

•	Excluding special items, income from continuing operations was $24 million. Including special items, income from continuing operations was $30 million.

•	Worldwide System-wide REVPAR for Same-Store Hotels increased 6.3% (3.0% in constant dollars) compared to the first quarter of 2009. System-wide REVPAR for Same-Store Hotels in North America increased 2.8% (1.2% in constant dollars).

•	Management and franchise revenues increased 5.6% compared to 2009.

•	Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 6.6% (2.1% in constant dollars) compared to the first quarter of 2009. REVPAR for Starwood branded Same-Store Owned Hotels in North America increased 5.8% (2.8% in constant dollars).

•	Operating income from vacation ownership and residential increased $3 million compared to 2009, including the impact of ASU 2009-17 (formerly SFAS 167).

•	During the quarter, the Company signed 13 hotel management and franchise contracts representing approximately 3,000 rooms and opened 14 hotels and resorts with approximately 2,600 rooms.

•	On April 20, 2010, the Company executed a new $1.5 billion Senior Credit Facility which matures on November 15, 2013 and replaces the existing Revolving Credit Agreement which would have matured on February 11, 2011.

First Quarter 2010 Earnings Summary
Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported income from continuing operations for the first quarter of 2010 of $0.16 per share compared to $0.04 in the first quarter of 2009. Excluding special items, which net to a benefit of $6 million in 2010 and a charge of $18 million in 2009, EPS from continuing operations was $0.13 for the first quarter of 2010 compared to $0.15 in the first quarter of 2009. Excluding special items, the effective income tax rate in the first quarter of 2010 was 14.5% compared to 17.8% in the same period of 2009.
Income from continuing operations was $30 million in the first quarter of 2010 compared to $9 million in 2009. Excluding special items, income from continuing operations was $24 million in the first quarter of 2010 compared to $27 million in 2009.
Net income was $30 million and EPS was $0.16 in the first quarter of 2010 compared to net income of $6 million and EPS of $0.03 in the first quarter of 2009.
Frits van Paasschen, CEO said, “Lodging demand for our nine global brands accelerated as we moved through the first quarter, allowing us to beat expectations on robust top-line growth. We continued to hold the line on costs. Most encouraging for us was that occupancy gains were led by the luxury market. This benefits Starwood, thanks to our leading presence in the four and five star categories. With the depths of the downturn behind us, we have a long runway ahead as we move into the upcycle.”
First Quarter 2010 Operating Results
Management and Franchise Revenues
Worldwide System-wide REVPAR for Same-Store Hotels increased 6.3% (3.0% in constant dollars) compared to the first quarter of 2009. International System-wide REVPAR for Same-Store Hotels increased 10.7% (5.2% in constant dollars).
Worldwide System-wide REVPAR for Same-Store changes by region:

	REVPAR
Region	Reported	Constant dollars

North America	+2.8%	+1.2%
Europe	+10.8%	+3.7%
Asia Pacific	+20.9%	+12.8%
Africa and the Middle East	-1.4%	-2.5%
Latin America	-0.2%	-0.2%

Worldwide System-wide REVPAR for Same-Store changes by brand:

REVPAR
Brand	Reported	Constant dollars

St. Regis/Luxury Collection	+8.3%	+4.8%
W Hotels	+20.1%	+18.9%
Westin	+5.4%	+2.0%
Sheraton	+5.0%	+2.0%
Le Méridien	+8.2%	+3.7%
Four Points by Sheraton	+4.7%	0.0%
Worldwide Same-Store company-operated gross operating profit margins increased approximately 10 basis points in the first quarter driven by REVPAR increases. International gross operating profit margins for Same-Store company-operated properties increased approximately 150 basis points, and North American Same-Store company-operated gross operating profit margins decreased approximately 180 basis points.
Management fees, franchise fees and other income were $153 million, up $9 million, or 6.3%, from the first quarter of 2009. Management fees increased 10.1% to $87 million and franchise fees increased 9.4% to $35 million.
During the first quarter of 2010, the Company signed 13 hotel management and franchise contracts, representing approximately 3,000 rooms, of which nine are new builds and four are conversions from other brands. At March 31, 2010, the Company had approximately 350 hotels in the active pipeline representing approximately 85,000 rooms.
During the first quarter of 2010, 14 new hotels and resorts (representing approximately 2,600 rooms) entered the system, including the W Hollywood Hotel & Residences (California, 160 rooms), the Westin Mumbai Garden City (India, 88 rooms), the Westin Austin at the Domain (Texas, 331 rooms), and the Sheraton Qiandao Lake Resort (China, 250 rooms). Seven properties (representing approximately 4,200 rooms) were removed from the system during the quarter.
Owned, Leased and Consolidated Joint Venture Hotels
Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 6.6% (2.1% in constant dollars). REVPAR at Starwood branded Same-Store Owned Hotels in North America increased 5.8% (2.8% in constant dollars). Internationally, Starwood branded Same-Store Owned Hotel REVPAR increased 7.9% (0.8% in constant dollars).
Revenues at Starwood branded Same-Store Owned Hotels in North America increased 5.6% (2.6% in constant dollars) while costs and expenses increased 5.3% when compared to 2009.
Revenues at Starwood branded Same-Store Owned Hotels Worldwide increased 5.9% (1.6% in constant dollars) while costs and expenses increased 6.0% when compared to 2009.
Revenues at owned, leased and consolidated joint venture hotels were $381 million, compared to $380 million in 2009.

Vacation Ownership
Total vacation ownership revenues decreased 2.2% to $131 million when compared to 2009. Originated contract sales of vacation ownership intervals decreased 4.9% primarily due to the closure of fractional sales centers in 2009. Excluding fractional, originated contract sales decreased 0.8% compared to 2009. The average price per vacation ownership unit sold decreased 7.5% to approximately $16,800, driven by price reductions and a higher percentage of biennial inventory. The number of contracts signed increased 3.6% when compared to 2009 due to higher closing efficiency partly offset by lower tour flow.
Vacation ownership results include the impact of ASU 2009-17 (formerly SFAS 167) discussed further below.
Selling, General, Administrative and Other
Selling, general, administrative and other expenses increased 4.1% to $76 million compared to the first quarter of 2009.
Capital
Gross capital spending during the quarter included approximately $16 million of maintenance capital and $13 million of development capital. Investment spending on net vacation ownership interest (“VOI”) and residential inventory was $30 million, primarily related to the St. Regis Bal Harbour project.
Dividend
In October 2009, the Company’s Board of Directors declared its annual dividend of $0.20 per share. The dividend was paid by the Company on January 14, 2010 to holders of record on December 31, 2009.
Impact of Accounting Standards Update (“ASU”) 2009-17
The Company adopted ASU 2009-17 (formerly SFAS 167) on January 1, 2010, which required the consolidation of entities associated with our previous securitization transactions. As a result of the adoption of this rule, on January 1, 2010 the Company’s assets (primarily short-term and long-term securitized vacation ownership notes receivable net of loan loss reserve) increased by approximately $401 million and its liabilities (primarily short-term and long-term securitized vacation ownership debt) increased by $444 million. Beginning retained earnings was reduced by $26 million (net of tax) as the cumulative effect of a change in accounting principle. As a result of applying ASU 2009-17, vacation ownership revenues in the first quarter of 2010 increased $14 million compared to 2009 and interest expense includes $6 million related to the securitized vacation ownership debt.
Balance Sheet
At March 31, 2010, the Company had gross debt of $3.047 billion, excluding $406 million of debt associated with securitized vacation ownership notes receivable that was required to be consolidated beginning on January 1, 2010. Additionally, the Company had cash and cash equivalents of $164 million (including $73 million of restricted cash), or net debt of

$2.883 billion, compared to net debt of $2.819 billion as of December 31, 2009. Net debt at March 31, 2010 including debt associated with securitized vacation ownership notes receivable was $3.289 billion.
At March 31, 2010, debt was approximately 76% fixed rate and 24% floating rate and its weighted average maturity was 4.7 years with a weighted average interest rate of 6.88% excluding the securitized debt. The Company had cash (including current restricted cash) and availability under the domestic and international revolving credit facility of approximately $1.679 billion.
On April 15, 2010, the Company completed the sale of two hotels for gross proceeds of $78 million.
On April 20, 2010, the Company executed a new $1.5 billion Senior Credit Facility (“New Facility”). The New Facility matures on November 15, 2013 and replaces the existing $1.875 billion Revolving Credit Agreement, which would have matured on February 11, 2011. The New Facility enhances the Company’s financial flexibility and is expected to be used for general corporate purposes.
IRS Tax Settlement
In January 2009, the Company and the IRS reached an agreement in principle to settle the litigation pertaining to the tax treatment of the Company’s 1998 disposition of World Directories, Inc. Under the proposed settlement, the Company expects to receive a refund in 2010 of over $200 million as a result of tax payments previously made.
Outlook
For the Full Year 2010:
Based on our first quarter results and our expectations for the second quarter, full year 2010 REVPAR at Same-Store Company Operated Hotels Worldwide could be up 5% to 8% in constant dollars and approximately 100 bps higher in dollars at current exchange rates. REVPAR at Branded Same-Store Owned Hotels Worldwide could be up 4% to 7% in constant dollars and approximately 100 bps higher in dollars at current exchange rates.
At the midpoint of these REVPAR ranges, adjusted EBITDA would be approximately $810 million (+/- 1 point of REVPAR drives +/- $15 million of EBITDA).
•	EPS before special items would be approximately $0.88.

•	Management and franchise revenues will increase approximately 6% to 9%.

•	Selling, General and Administrative expenses will increase 3% to 5%.

•	Operating income from our vacation ownership and residential business will be approximately $115 million to $125 million, including the impact of adopting ASU 2009-17.

•	Full year depreciation and amortization will be approximately $335 million.

•	Full year interest expense will be approximately $262 million (including $20 million to $23 million from the impact of adopting ASU 2009-17) and cash taxes will be approximately $75 million.

•	Full year effective tax rate will be approximately 22%.

•	Full year capital expenditures (excluding vacation ownership and residential inventory) would be approximately $150 million for maintenance, renovation and technology. In addition, in-flight investment projects and prior commitments for joint ventures and other investments will total approximately $100 million. Vacation ownership is expected to generate approximately $150 million in positive cash flow, including proceeds from a planned securitization in late 2010. Bal Harbour capital will be approximately $140 million.
For the three months ended June 30, 2010:
•	Adjusted EBITDA is expected to be approximately $200 million to $210 million assuming:
•	REVPAR change at Same-Store Company Operated Hotels Worldwide of 9% to 11% in constant dollars (11% to 13% in dollars at current exchange rates).

•	REVPAR change at Branded Same-Store Owned Hotels Worldwide of 9% to 11% in constant dollars (12% to 14% in dollars at current exchange rates).

•	Management and franchise revenues will be up approximately 11% to 13%.

•	Operating income from our vacation ownership and residential businesses will be flat to up $5 million.
•	Income from continuing operations, before special items, is expected to be approximately $40 million to $48 million, reflecting an effective tax rate of approximately 22%.

•	Interest expense is expected to be $66 million.

•	Depreciation and amortization is expected to be $83 million.

•	EPS before special items is expected to be approximately $0.21 to $0.25.

Special Items
The Company’s special items netted to a pre-tax benefit of $1 million ($6 million after-tax) in the first quarter of 2010 compared to a $22 million charge ($18 million after-tax) in the same period of 2009.
The following represents a reconciliation of income from continuing operations before special items to income from continuing operations including special items (in millions, except per share data):

	Three Months Ended
	March 31,
	2010	2009
Income from continuing operations before special items	$24	$27

EPS before special items	$0.13	$0.15

Special Items
Restructuring, goodwill impairment and other special charges, net (a)	—	(17)
Gain (loss) on asset dispositions and impairments, net (b)	1	(5)

Total special items — pre-tax	1	(22)
Income tax benefit for special items (c)	5	4

Total special items — after-tax	6	(18)

Income from continuing operations	$30	$9

EPS including special items	$0.16	$0.04

(a)	During the three months ended March 31, 2009, the Company recorded restructuring charges associated with its initiative to streamline operations and eliminate costs, including severance, lease termination fees and the write-off of lease improvements.

(b)	During the three months ended March 31, 2010, the net gain relates to sales of two non-core assets partially offset by losses on the termination of two management contracts. During the three months ended March 31, 2009, the charge primarily reflects a loss on one hotel sold during the quarter.

(c)	During the three months ended March 31, 2010, the benefit primarily relates to the adjustment of deferred tax assets associated with prior year impairment charges, due to a change in a foreign tax rate. During the three months ended March 31, 2009, the benefit primarily relates to tax benefits at the statutory rate for restructuring charges partially offset by permanent tax charges associated with the loss on asset dispositions.
The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.

Starwood will be conducting a conference call to discuss the first quarter financial results at 10:30 a.m. (EDT) today at (706) 758-8744. The conference call will be available through a simultaneous web cast in the Investor Relations/Press Releases section of the Company’s website at http://www.starwoodhotels.com. A replay of the conference call will also be available from 1:30 p.m. (EDT) today through May 6, 2010 at 12:00 midnight (EDT) on both the Company’s website and via telephone replay at (706) 645-9291 (pass code #57051808).
Definitions
All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations attributable to Starwood’s common shareholders. All references to continuing operations, discontinued operations and net income reflect amounts attributable to Starwood’s common shareholders (i.e. excluding amounts attributable to noncontrolling interests). All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the total Company as well as for individual properties or groups of properties because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as restructuring, goodwill impairment and other special charges and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or natural disasters). References to Company Operated Hotel metrics (e.g. REVPAR) reflect metrics for the Company’s owned and managed hotels. References to System-Wide metrics (e.g. REVPAR) reflect metrics for the Company’s owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.
All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology.
All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees offset by payments by Starwood under performance and other guarantees.
Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with 1,000 properties in almost 100 countries and 145,000 employees at its owned and managed properties. Starwood Hotels is a fully integrated owner, operator and franchisor of hotels and resorts with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, aloft(SM), and element(SM). Starwood Hotels also owns Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwoodhotels.com.

** Please contact Starwood’s new, toll-free media hotline at (866) 4-STAR-PR
(866-478-2777) for photography or additional information.**
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Future vacation ownership units indicated in this press release include planned units on land owned by the Company or by joint ventures in which the Company has an interest that have received all major governmental land use approvals for the development of vacation ownership resorts. There can also be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated. There can also be no assurance that agreements will be entered into for the hotels in the Company’s pipeline and, if entered into, the timing of any agreement and the opening of the related hotel. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended
	March 31,
			%
	2010	2009	Variance
Revenues
Owned, leased and consolidated joint venture hotels	$381	$380	0.3
Vacation ownership and residential sales and services	133	135	(1.5)
Management fees, franchise fees and other income	153	144	6.3
Other revenues from managed and franchised properties (a)	520	468	11.1

	1,187	1,127	5.3
Costs and Expenses
Owned, leased and consolidated joint venture hotels	329	327	(0.6)
Vacation ownership and residential	101	106	4.7
Selling, general, administrative and other	76	73	(4.1)
Restructuring, goodwill impairment and other special charges, net	—	17	100.0
Depreciation	66	68	2.9
Amortization	10	7	(42.9)
Other expenses from managed and franchised properties (a)	520	468	(11.1)

	1,102	1,066	(3.4)
Operating income	85	61	39.3
Equity earnings and gains and (losses) from unconsolidated ventures, net	3	(5)	n/m
Interest expense, net of interest income of $1 and $0	(62)	(43)	(44.2)
Gain (loss) on asset dispositions and impairments, net	1	(5)	n/m

Income from continuing operations before taxes	27	8	n/m
Income tax benefit (expense)	1	(1)	n/m

Income from continuing operations	28	7	n/m
Discontinued Operations:
Net loss from operations, net of tax	—	(2)	100.0
Net loss on dispositions, net of tax	—	(1)	100.0

Net income	28	4	n/m
Net loss attributable to noncontrolling interests	2	2	—

Net income attributable to Starwood	$30	$6	n/m

Earnings (Loss) Per Share — Basic
Continuing operations	$0.16	$0.04	n/m
Discontinued operations	—	(0.01)	100.0

Net income	$0.16	$0.03	n/m

Earnings (Loss) Per Share — Diluted
Continuing operations	$0.16	$0.04	n/m
Discontinued operations	—	(0.01)	100.0

Net income	$0.16	$0.03	n/m

Amounts attributable to Starwood’s Common Shareholders
Income from continuing operations	30	9	n/m
Discontinued operations	—	(3)	100.0

Net income	30	6	n/m

Weighted average number of shares	181	179

Weighted average number of shares assuming dilution	187	181

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.
n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	March 31,	December 31,
	2010	2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$91	$87
Restricted cash	67	47
Accounts receivable, net of allowance for doubtful accounts of $45 and $54	503	447
Securitized vacation ownership notes receivable, net of allowance for doubtful accounts of $8 and $0	50	—
Inventories	723	783
Prepaid expenses and other	157	127

Total current assets	1,591	1,491
Investments	307	344
Plant, property and equipment, net	3,390	3,350
Assets held for sale	71	71
Goodwill and intangible assets, net	2,050	2,063
Deferred tax assets	995	982
Other assets (a)	437	460
Securitized vacation ownership notes receivable	378	—

	$9,219	$8,761

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$5	$5
Current maturities of long-term securitized vacation ownership debt	106	—
Accounts payable	143	139
Accrued expenses	1,182	1,212
Accrued salaries, wages and benefits	301	303
Accrued taxes and other	353	368

Total current liabilities	2,090	2,027
Long-term debt (b)	3,042	2,955
Long-term securitized vacation ownership debt	300	—
Deferred income taxes	32	31
Other liabilities	1,899	1,903

	7,363	6,916
Commitments and contingencies
Stockholders’ equity:
Corporation common stock; $0.01 par value; authorized 1,000,000,000 shares; outstanding 189,124,688 and 186,785,068 shares at March 31, 2010 and December 31, 2009, respectively	2	2
Additional paid-in capital	588	552
Accumulated other comprehensive loss	(307)	(283)
Retained earnings	1,557	1,553

Total Starwood stockholders’ equity	1,840	1,824
Noncontrolling interest	16	21

Total equity	1,856	1,845

	$9,219	$8,761

(a)	Includes restricted cash of $6 million and $7 million at March 31, 2010 and December 31, 2009, respectively.

(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $457 million and $581 million at March 31, 2010 and December 31, 2009, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Historical Data
(in millions)

	Three Months Ended
	March 31,
			%
	2010	2009	Variance
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	$30	$6	n/m
Interest expense (a)	66	51	29.4
Income tax (benefit) expense (b)	(1)	2	n/m
Depreciation (c)	74	78	(5.1)
Amortization (d)	11	8	37.5

EBITDA	180	145	24.1
(Gain) loss on asset dispositions and impairments, net	(1)	5	n/m
Restructuring, goodwill impairment and other special charges, net	—	17	(100.0)

Adjusted EBITDA	$179	$167	7.2

(a)	Includes $3 million and $8 million of interest expense related to unconsolidated joint ventures for the three months ended March 31, 2010 and 2009, respectively.

(b)	Includes $0 million and $1 million of tax expense recorded in discontinued operations net loss on dispositions for the three months ended March 31, 2010 and 2009, respectively.

(c)	Includes $8 million and $8 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended March 31, 2010 and 2009, respectively. Includes $0 million and $2 million of depreciation expense in discontinued operations for the three months ended March 31, 2010 and 2009, respectively.

(d)	Includes $1 million and $1 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended March 31, 2010 and 2009, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Future Performance
(In millions, except per share data)
Low Case

Three Months Ended		Year Ended
June 30, 2010		December 31, 2010

$40	Net income	$172
66	Interest expense	262
11	Income tax expense	42
83	Depreciation and amortization	335

200	EBITDA	811
—	Gain on asset disposition and impairments, net	(1)

$200	Adjusted EBITDA	$810

Three Months Ended		Year Ended
June 30, 2010		December 31, 2010

$40	Income from continuing operations before special items	$166

$0.21	EPS before special items	$0.88

	Special Items
—	Gain on asset dispositions and impairments, net	1

—	Total special items — pre-tax	1
—	Income tax benefit on special items	5

—	Total special items — after-tax	6

$40	Income from continuing operations	$172

$0.21	EPS including special items	$0.91

	High Case

Three Months Ended		Year Ended
June 30, 2010		December 31, 2010

$48	Net income	$172
66	Interest expense	262
13	Income tax expense	42
83	Depreciation and amortization	335

210	EBITDA	811
—	Gain on asset disposition and impairments, net	(1)

$210	Adjusted EBITDA	$810

Three Months Ended		Year Ended
June 30, 2010		December 31, 2010

$48	Income from continuing operations before special items	$166

$0.25	EPS before special items	$0.88

	Special Items
—	Gain on asset dispositions and impairments, net	1

—	Total special items — pre-tax	1
—	Income tax benefit on special items	5

—	Total special items — after-tax	6

$48	Income from continuing operations	$172

$0.25	EPS including special items	$0.91

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Same Store Owned Hotel Revenue and Expenses
(In millions)

	Three Months Ended
	March 31,
Same-Store Owned Hotels			%
Worldwide	2010	2009	Variance

Revenue
Same-Store Owned Hotels	$345	$328	5.2
Hotels Sold or Closed in 2010 and 2009 (1)	—	28	(100.0)
Hotels Without Comparable Results	42	30	40.0
Other ancillary hotel operations (2)	(6)	(6)	—

Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$381	$380	0.3

Costs and Expenses
Same-Store Owned Hotels	$297	$282	(5.3)
Hotels Sold or Closed in 2010 and 2009 (1)	—	25	100.0
Hotels Without Comparable Results	39	27	(44.4)
Other ancillary hotel operations (2)	(7)	(7)	—

Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$329	$327	(0.6)

	Three Months Ended
	March 31,
Same-Store Owned Hotels			%
North America	2010	2009	Variance

Revenue
Same-Store Owned Hotels	$226	$217	4.1
Hotels Sold or Closed in 2010 and 2009 (1)	—	15	(100.0)
Hotels Without Comparable Results	32	30	6.7
Other ancillary hotel operations (2)	(6)	(6)	—

Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$252	$256	(1.6)

Costs and Expenses
Same-Store Owned Hotels	$199	$190	(4.7)
Hotels Sold or Closed in 2010 and 2009 (1)	—	13	100.0
Hotels Without Comparable Results	27	26	(3.8)
Other ancillary hotel operations (2)	(7)	(7)	—

Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$219	$222	1.4

	Three Months Ended
	March 31,
Same-Store Owned Hotels			%
International	2010	2009	Variance

Revenue
Same-Store Owned Hotels	$119	$111	7.2
Hotels Sold or Closed in 2010 and 2009 (1)	—	13	(100.0)
Hotels Without Comparable Results	10	—	n/m
Other ancillary hotel operations (2)	—	—	—

Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$129	$124	4.0

Costs and Expenses
Same-Store Owned Hotels	$98	$92	(6.5)
Hotels Sold or Closed in 2010 and 2009 (1)	—	12	100.0
Hotels Without Comparable Results	12	1	n/m
Other ancillary hotel operations (2)	—	—	—

Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$110	$105	(4.8)

(1)	Same-Store Owned Hotel Results exclude seven hotels sold or closed in 2010 and 2009.

(2)	Other ancillary hotel operations are offset by revenue and expenses that were reclassified to discontinued operations for two hotels which were sold in April 2010.

Starwood Hotels & Resorts Worldwide, Inc.
Systemwide(1) Statistics — Same Store
For the Three Months Ended March 31,
UNAUDITED

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2010	2009	Var.	2010	2009	Var.	2010	2009	Var.
TOTAL HOTELS
REVPAR ($)	97.85	92.05	6.3%	91.02	88.54	2.8%	107.17	96.83	10.7%
ADR ($)	158.18	162.47	-2.6%	147.10	154.95	-5.1%	173.31	172.95	0.2%
Occupancy (%)	61.9%	56.7%	5.2	61.9%	57.1%	4.8	61.8%	56.0%	5.8

SHERATON
REVPAR ($)	86.66	82.55	5.0%	77.31	76.89	0.5%	98.81	89.89	9.9%
ADR ($)	142.27	146.39	-2.8%	128.32	135.43	-5.2%	159.95	160.83	-0.5%
Occupancy (%)	60.9%	56.4%	4.5	60.2%	56.8%	3.4	61.8%	55.9%	5.9

WESTIN
REVPAR ($)	110.92	105.27	5.4%	107.71	104.84	2.7%	120.13	106.49	12.8%
ADR ($)	172.35	178.69	-3.5%	166.08	177.16	-6.3%	190.93	183.17	4.2%
Occupancy (%)	64.4%	58.9%	5.5	64.9%	59.2%	5.7	62.9%	58.1%	4.8

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	159.27	147.01	8.3%	178.37	175.79	1.5%	147.74	129.57	14.0%
ADR ($)	269.92	289.18	-6.7%	274.48	317.10	-13.4%	266.69	269.67	-1.1%
Occupancy (%)	59.0%	50.8%	8.2	65.0%	55.4%	9.6	55.4%	48.0%	7.4

LE MERIDIEN
REVPAR ($)	114.60	105.88	8.2%	153.09	133.34	14.8%	111.28	103.52	7.5%
ADR ($)	179.48	181.70	-1.2%	209.41	207.11	1.1%	176.48	179.26	-1.6%
Occupancy (%)	63.9%	58.3%	5.6	73.1%	64.4%	8.7	63.1%	57.7%	5.4

W
REVPAR ($)	152.76	127.19	20.1%	142.48	120.06	18.7%	211.19	167.80	25.9%
ADR ($)	221.44	235.19	-5.8%	206.68	222.64	-7.2%	304.94	305.27	-0.1%
Occupancy (%)	69.0%	54.1%	14.9	68.9%	53.9%	15.0	69.3%	55.0%	14.3

FOUR POINTS
REVPAR ($)	63.18	60.32	4.7%	57.31	57.36	-0.1%	74.46	65.98	12.9%
ADR ($)	106.08	105.82	0.2%	98.58	99.72	-1.1%	119.53	117.83	1.4%
Occupancy (%)	59.6%	57.0%	2.6	58.1%	57.5%	0.6	62.3%	56.0%	6.3

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Three Months Ended March 31,
UNAUDITED

	Systemwide(1)			Company Operated(2)
	2010	2009	Var.	2010	2009	Var.
TOTAL WORLDWIDE
REVPAR ($)	97.85	92.05	6.3%	109.84	103.02	6.6%
ADR ($)	158.18	162.47	-2.6%	174.19	180.47	-3.5%
Occupancy (%)	61.9%	56.7%	5.2	63.1%	57.1%	6.0

NORTH AMERICA
REVPAR ($)	91.02	88.54	2.8%	109.93	107.23	2.5%
ADR ($)	147.10	154.95	-5.1%	169.79	181.92	-6.7%
Occupancy (%)	61.9%	57.1%	4.8	64.7%	58.9%	5.8

EUROPE
REVPAR ($)	107.96	97.47	10.8%	116.15	105.40	10.2%
ADR ($)	191.50	186.11	2.9%	204.41	197.65	3.4%
Occupancy (%)	56.4%	52.4%	4.0	56.8%	53.3%	3.5

AFRICA & MIDDLE EAST
REVPAR ($)	134.92	136.78	-1.4%	135.71	139.05	-2.4%
ADR ($)	190.82	206.21	-7.5%	191.80	209.64	-8.5%
Occupancy (%)	70.7%	66.3%	4.4	70.8%	66.3%	4.5

ASIA PACIFIC
REVPAR ($)	101.26	83.73	20.9%	98.20	78.69	24.8%
ADR ($)	160.54	154.24	4.1%	159.73	152.93	4.4%
Occupancy (%)	63.1%	54.3%	8.8	61.5%	51.5%	10.0

LATIN AMERICA
REVPAR ($)	82.70	82.90	-0.2%	85.96	89.15	-3.6%
ADR ($)	142.34	146.12	-2.6%	152.74	157.49	-3.0%
Occupancy (%)	58.1%	56.7%	1.4	56.3%	56.6%	-0.3

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Three Months Ended March 31,
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2010	2009	Var.	2010	2009	Var.	2010	2009	Var.
TOTAL HOTELS	58 Hotels			31 Hotels			27 Hotels
REVPAR ($)	125.22	118.48	5.7%	133.61	127.77	4.6%	111.88	103.71	7.9%
ADR ($)	196.76	198.71	-1.0%	197.95	204.81	-3.3%	194.53	187.77	3.6%
Occupancy (%)	63.6%	59.6%	4.0	67.5%	62.4%	5.1	57.5%	55.2%	2.3

Total Revenue	344,589	328,460	4.9%	225,682	216,724	4.1%	118,907	111,736	6.4%
Total Expenses	297,021	281,586	5.5%	198,871	190,241	4.5%	98,150	91,345	7.4%

BRANDED HOTELS	52 Hotels			25 Hotels			27 Hotels
REVPAR ($)	131.70	123.59	6.6%	146.70	138.64	5.8%	111.88	103.71	7.9%
ADR ($)	200.82	203.47	-1.3%	204.63	213.58	-4.2%	194.53	187.77	3.6%
Occupancy (%)	65.6%	60.7%	4.9	71.7%	64.9%	6.8	57.5%	55.2%	2.3

Total Revenue	322,472	304,543	5.9%	203,565	192,807	5.6%	118,907	111,736	6.4%
Total Expenses	271,668	256,204	6.0%	173,518	164,859	5.3%	98,150	91,345	7.4%

(1)	Hotel results exclude 7 hotels sold or closed and 5 hotels without comparable results during 2010 & 2009

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Three Months Ended March 31,
UNAUDITED ($ millions)

	Worldwide
	2010	2009	$ Variance	% Variance
Management Fees:
Base Fees	60	54	6	11.1%
Incentive Fees	27	25	2	8.0%

Total Management Fees	87	79	8	10.1%

Franchise Fees	35	32	3	9.4%

Total Management & Franchise Fees	122	111	11	9.9%

Other Management & Franchise Revenues (1)	29	32	-3	-9.4%

Total Management & Franchise Revenues	151	143	8	5.6%

Other	2	1	1	100.0%

Management Fees, Franchise Fees & Other Income	153	144	9	6.3%

(1)	Other Management & Franchise Revenues includes the amortization of deferred gains of approximately $20 million in 2010 and 2009 resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Three Months Ended March 31,
UNAUDITED ($ millions)

	2010	2009	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	77	81	-4.9%
Other Sales and Services Revenues (2)	62	52	19.2%
Deferred Revenues — Percentage of Completion	0	4	-100.0%
Deferred Revenues — Other (3)	(8)	(3)	n/m

Vacation Ownership Sales and Services Revenues	131	134	-2.2%
Residential Sales and Services Revenues	2	1	100.0%

Total Vacation Ownership & Residential Sales and Services Revenues	133	135	-1.5%

Originated Sales Expenses (4) — Vacation Ownership Sales	49	57	14.0%
Other Expenses (5)	45	40	-12.5%
Deferred Expenses — Percentage of Completion	0	3	100.0%
Deferred Expenses — Other	6	5	-20.0%

Vacation Ownership Expenses	100	105	4.8%
Residential Expenses	1	1	0.0%

Total Vacation Ownership & Residential Expenses	101	106	4.7%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 976 or ASC 978 and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978.

n/m = not meaningful.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotels Without Comparable Results & Other Selected Items
As of March 31, 2010
UNAUDITED ($ millions)

Properties without comparable results in 2010:

Property	Location
Sheraton Steamboat Resort & Conference Center	Steamboat Springs, CO
Westin Peachtree	Atlanta, GA
W Chicago — City Center	Chicago, IL
W Barcelona	Barcelona, Spain
The Manhattan at Time Square Hotel	New York, NY

Properties sold or closed in 2010 and 2009:

Property	Location
Sheraton Brussels Hotel & Towers	Brussels, Belgium
Sheraton Mencey Hotel	Santa Cruz de Tenerife, Spain
Sheraton Newton	Newton, MA
Minneapolis Gateway Hotel	Minneapolis, MN
Park Ridge Hotel & Conference Center at Valley Forge	King of Prussia, PA
W San Francisco	San Francisco, CA
Four Points by Sheraton Sydney Hotel	Sydney, Australia
Revenues and Expenses Associated with Assets Sold or Closed in 2010 and 2009: (1)

	Q1	Q2	Q3	Q4	Full Year

Hotels Sold or Closed in 2009:
2009
Revenues	$28	$21	$14	$11	$74
Expenses (excluding depreciation)	$25	$19	$12	$9	$65

Hotels Sold or Closed in 2010:
2010
Revenues	$—	$—	$—	$—	$—
Expenses (excluding depreciation)	$—	$—	$—	$—	$—

2009
Revenues	$—	$—	$—	$—	$—
Expenses (excluding depreciation)	$—	$—	$—	$—	$—

(1)	Results consist of 0 hotels sold or closed in 2010 and 7 hotels sold or closed in 2009. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in 2010 and 2009

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Capital Expenditures
For the Three Months Ended March 31, 2010
UNAUDITED ($ millions)

Q1
Maintenance Capital Expenditures: (1)
Owned, Leased and Consolidated Joint Venture Hotels	13
Corporate/IT	3

Subtotal	16

Vacation Ownership Capital Expenditures: (2)
Net capital expenditures for inventory (excluding St.Regis Bal Harbour)	(9)
Net capital expenditures for inventory — St.Regis Bal Harbour	39

Subtotal	30

Development Capital: (3)	13

Total Capital Expenditures	59

(1)	Maintenance capital expenditures include improvements, repairs and maintenance.

(2)	Represents gross inventory capital expenditures of $45 in the three months ended March 31, 2010, less cost of sales of $15 in the three months ended March 31, 2010.

(3)	Development capital primarily relates to improvements expected to generated positive returns.

Starwood Hotels & Resorts Worldwide, Inc.
2010 Divisional Hotel Inventory Summary by Ownership by Brand*
March 31, 2010

	NAD		EAME		LAD		ASIA		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms

Owned
Sheraton	6	3,527	4	705	5	2,713	2	821	17	7,766
Westin	5	2,849	3	650	3	902	1	273	12	4,674
Four Points	2	327	—	—	—	—	—	—	2	327
W	8	2,758	1	473	—	—	—	—	9	3,231
Luxury Collection	1	643	7	828	1	180	—	—	9	1,651
St. Regis	3	668	1	161	—	—	—	—	4	829
Aloft	2	272	—	—	—	—	—	—	2	272
Element	1	123	—	—	—	—	—	—	1	123
Other	7	2,600	—	—	—	—	—	—	7	2,600

Total Owned	35	13,767	16	2,817	9	3,795	3	1,094	63	21,473

Managed & UJV
Sheraton	40	27,318	65	19,614	15	2,934	55	20,253	175	70,119
Westin	53	28,159	11	3,125	—	—	21	7,059	85	38,343
Four Points	1	171	9	1,641	4	517	10	3,569	24	5,898
W	20	5,988	2	581	2	433	3	722	27	7,724
Luxury Collection	5	1,778	13	2,424	7	250	1	186	26	4,638
St. Regis	7	1,464	1	95	2	309	4	1,009	14	2,877
Le Meridien	4	607	61	15,308	—	—	26	7,266	91	23,181
Aloft	—	—	1	408	—	—	1	186	2	594
Other	—	—	1	—	—	—	—	—	1	—

Total Managed & UJV	130	65,485	164	43,196	30	4,443	121	40,250	445	153,374

Franchised
Sheraton	149	44,179	27	6,496	8	2,040	14	5,651	198	58,366
Westin	58	18,607	6	2,655	2	396	7	1,939	73	23,597
Four Points	98	15,450	12	1,671	8	1,243	4	374	122	18,738
Luxury Collection	5	1,127	14	1,900	1	120	8	2,262	28	5,409
St. Regis	—	—	1	133	—	—	—	—	1	133
Le Meridien	6	1,811	4	1,340	2	324	2	554	14	4,029
Aloft	35	5,166	—	—	—	—	—	—	35	5,166
Element	6	762	—	—	—	—	—	—	6	762

Total Franchised	357	87,102	64	14,195	21	4,123	35	10,780	477	116,200

Systemwide
Sheraton	195	75,024	96	26,815	28	7,687	71	26,725	390	136,251
Westin	116	49,615	20	6,430	5	1,298	29	9,271	170	66,614
Four Points	101	15,948	21	3,312	12	1,760	14	3,943	148	24,963
W	28	8,746	3	1,054	2	433	3	722	36	10,955
Luxury Collection	11	3,548	34	5,152	9	550	9	2,448	63	11,698
St. Regis	10	2,132	3	389	2	309	4	1,009	19	3,839
Le Meridien	10	2,418	65	16,648	2	324	28	7,820	105	27,210
Aloft	37	5,438	1	408	—	—	1	186	39	6,032
Element	7	885	—	—	—	—	—	—	7	885
Other	7	2,600	1	—	—	—	—	—	8	2,600
Vacation Ownership	13	6,618	—	—	1	382	—	—	14	7,000

Total Systemwide	535	172,972	244	60,208	61	12,743	159	52,124	999	298,047

*	Includes Vacation Ownership properties

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership Inventory Pipeline
As of March 31, 2010
UNAUDITED

	# Resorts			# of Units(1)
		In	In Active		Pre-sales/	Future	Total at
Brand	Total (2)	Operations	Sales	Completed(3)	Development(4)	Capacity(5),(6)	Buildout

Sheraton	7	7	6	2,988	91	712	3,791
Westin	9	9	9	1,447	115	21	1,583
St. Regis	2	2	—	63	—	—	63
The Luxury Collection	1	1	—	6	—	—	6
Unbranded	3	3	1	124	—	1	125

Total SVO, Inc.	22	22	16	4,628	206	734	5,568

Unconsolidated Joint Ventures (UJV’s)	1	1	1	198	—	—	198

Total including UJV’s	23	23	17	4,826	206	734	5,766

Total Intervals Including UJV’s (7)				250,952	10,712	38,168	299,832

(1)	Lockoff units are considered as one unit for this analysis.

(2)	Includes resorts in operation, active sales or future development.

(3)	Completed units include those units that have a certificate of occupancy.

(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.

(5)	Based on owned land and average density in existing marketplaces

(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.

(7)	Assumes 52 intervals per unit.